Exhibit 99.2

Spark I Acquisition Corporation Announces Closing of $100 Million Initial Public Offering

NEW YORK, October 11, 2023 (PR Agency) --  Spark I Acquisition Corporation (the “Company”), a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced the closing of its initial public offering of 10,000,000 units at a price of $10.00 per unit, resulting in gross proceeds of $100,000,000. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. The units are listed on The Nasdaq Global Market, or Nasdaq, and began trading under the ticker symbol “SPKLU” on October 6, 2023. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “SPKL” and “SPKLW,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 8,490,535 warrants at a price of $1.00 per warrant, resulting in gross proceeds of $8,490,535. Each private placement warrant is exercisable to purchase one Class A ordinary share at $11.50 per share.

The Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company, although it will likely focus its search on targets that are late-stage technology startups in Asia, or a U.S. technology company with a strong Asia presence or strategy, with enterprise value greater than $1 billion. The Company is led by its Chief Executive Officer and Chairman James Rhee, Chief Operating Officer and Board Member Kurtis Jang, and Chief Financial Officer and Board Member Ho Min (Jimmy) Kim.

Cantor Fitzgerald & Co. is acting as the sole book-running manager of the offering.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from: Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022; Email: prospectus@cantor.com.

Of the net proceeds received from the consummation of the initial public offering and simultaneous private placement, $100,500,000 ($10.05 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of October 11, 2023 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

A registration statement relating to the securities was declared effective by the SEC on September 29, 2023. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the anticipated use of the net proceeds of the initial public offering and simultaneous private placement. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the Company's offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Spark I Acquisition Corporation

Spark I Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. It will not be limited to a particular industry or geographic region in its identification and acquisition of a target company, although the Company will likely focus its search on targets that are late-stage technology startups in Asia, or a U.S. technology company with a strong Asia presence or strategy, with enterprise value greater than $1 billion.

Media Contact

Eunbit Jang

Spark 1 Acquisition Corp

650-454-5244

ebjang@sparklabs.co.kr

www.sparklabsgroup.com

SOURCE Spark 1 Acquisition Corp